EXHIBIT 2.1


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK
                   ------------------------------------------

         AGREEMENT made this 3rd day of December 2001 among Academy Resources, Inc., a Nevada corporation (the "ISSUER"), Sirchie Finger Print Laboratories, Inc., a New Jersey corporation (the "SHAREHOLDER") which owns all of the issued and outstanding shares of capital stock of Law Enforcement Associates, Inc., a New Jersey corporation ("LEA"), and LEA.

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the parties hereto agree as follows:

         1. EXCHANGE TRANSACTION. Subject to the terms and conditions of this Agreement, the ISSUER agrees at CLOSING (as defined below) to deliver to the SHAREHOLDER 18,451,700 shares of the ISSUER's common stock, par value $.001 per share (the "CLOSING SHARES"), and an additional 6,548,300 shares of the ISSUER's common stock (the "POST-CLOSING SHARES") as soon as the ISSUER has sufficient shares of common stock available to issue to the SHAREHOLDER, in exchange for the SHAREHOLDER's delivery to the ISSUER of all of the issued and outstanding shares of LEA's common stock, no par value, such that LEA shall become a wholly-owned subsidiary of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The ISSUER represents and warrants the following to the SHAREHOLDER:

                  (a) ORGANIZATION. The ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own its property and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken on behalf of the ISSUER in connection with the transactions contemplated hereby are valid and in accordance with the laws of the State of Nevada.

                  (b) CAPITALIZATION. The authorized capital stock of the ISSUER consists of 50,000,000 shares of common stock, par value $.001 per share, of which 31,548,300 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At CLOSING, there shall be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the ISSUER to issue any additional shares of its capital stock, except for the POST-CLOSING SHARES. To the personal knowledge of the officers and directors of the Issuer, none of the outstanding shares of the ISSUER is subject to any stock restriction agreements. To the personal knowledge of the officers and directors of the ISSUER, all of the issued and outstanding shares of capital stock of the ISSUER have not been issued in violation of any preemptive rights, and, to the personal knowledge of the officers and directors of the ISSUER, such shares have not been issued in violation of any federal or state securities laws or any other Legal Requirement (as defined in Section 2(e) hereof).

                  (c) ABILITY TO CARRY OUT OBLIGATIONS. Subject to the ISSUER having sufficient authorized and unissued shares of common stock to issue the POST-CLOSING SHARES, the ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the ISSUER and the performance by the ISSUER of its obligations hereunder shall not cause, constitute, or conflict with or result in: (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the ISSUER is a party, or by which it may be bound, nor shall any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause the ISSUER to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the ISSUER or upon the securities of the ISSUER to be acquired by the SHAREHOLDER.

                  (d) CORPORATE AUTHORIZATION. The ISSUER has authorized the execution, delivery, and performance of this Agreement and the transactions contemplated hereby. No further corporate action is necessary to authorize the execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the ISSUER, enforceable against the ISSUER in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Without limiting the generality of the foregoing, the consummation of this Agreement shall result in the SHAREHOLDER receiving the CLOSING SHARES, with full voting rights under Nevada law.

                  (e) NO BREACH; REQUIRED CONSENTS. The execution and delivery of this Agreement by the ISSUER does not, and the consummation of the transactions contemplated by this Agreement by the ISSUER will not: (i) violate or conflict with the Articles of Incorporation or the Bylaws of the ISSUER; (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature ("Lien"), third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the ISSUER is a party or by which it is bound, except where such breach, default Lien, third-party right of termination, cancellation, modification or acceleration would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise),

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liabilities or operations of the ISSUER, or on the ability of the ISSUER to perform its obligations under this Agreement ("Material Adverse Effect"); or
(iii) constitute a violation of any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any governmental entity, including judicial decisions applying common law or interpreting any other legal requirement or any agreement entered into with a governmental entity in resolution of a dispute or otherwise (collectively, "Legal Requirement"), except where such violation would not have a Material Adverse Effect on the ISSUER.

                  (f) FULL DISCLOSURE. None of the representations and warranties made by the ISSUER or in any certificate or memorandum furnished or to be furnished by the ISSUER to the SHAREHOLDER contains or shall contain any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

                  (g) COMPLIANCE WITH LAWS. To the personal knowledge of the officers and directors of the ISSUER, the ISSUER has complied with, and is not in violation of, all federal, state, or local statutes, laws, and/or regulations pertaining to the ISSUER and its business and assets.

                  (h) LITIGATION. The ISSUER is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. There is no basis for any such action or proceeding and no such action or proceeding is threatened against the ISSUER and the ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  (i) TITLE TO SHARES. The CLOSING SHARES to be delivered to the SHAREHOLDER shall be, at the CLOSING, fully paid and non-assessable free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. When the ISSUER has a sufficient number of authorized shares of its common stock available for issuance to the SHAREHOLDER, the ISSUER will issue the POST-CLOSING SHARES to the SHAREHOLDER and such shares shall be fully paid and non-assessible free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the CLOSING SHARES or POST-CLOSING SHARES is or shall be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such SHARES. Except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the SHAREHOLDER. There is no applicable local, state or federal law, rule, regulation, or decree which would impair, restrict or delay the SHAREHOLDER'S voting rights with respect to the CLOSING SHARES or POST-CLOSING SHARES.

         3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND LEA. THE SHAREHOLDER and LEA, jointly and severally, represent and warrant the following to the ISSUER:

                  (a) ORGANIZATION. LEA is a corporation duly organized, validly existing, and in good standing under the laws of New Jersey, has all necessary corporate powers to own its property and carry on its business, and is duly qualified to do business and is in good standing in New Jersey. All actions taken on behalf of LEA in connection with the transactions contemplated hereby are valid and in accordance with the laws of the State of New Jersey.

                  (b) SHAREHOLDER AND ISSUED STOCK. The SHAREHOLDER owns 2,309 shares of common stock, no par value, of LEA, which represents all of the issued and outstanding shares of capital stock of LEA.

         4. INVESTMENT INTENT. The SHAREHOLDER agrees that the CLOSING SHARES and the POST-CLOSING SHARES to be issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "TRANSFER"), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the Securities Act of 1933 ("1933 Act"), the availability of which is to be established to the satisfaction of the ISSUER.

         5. STATUS OF SHAREHOLDER. The SHAREHOLDER is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

         6. ACCESS TO INFORMATION. The SHAREHOLDER has had a reasonable opportunity to obtain any reasonably available information relating to the ISSUER and has had an opportunity to meet with the representatives of the ISSUER and to have them answer any questions and provide additional information regarding the ISSUER's and the SHAREHOLDER's investment in the SHARES.

         7. CLOSING. The closing ("CLOSING") of this transaction shall take place at the offices of the ISSUER located at 100 Hunter Place, Youngville, N.C. 27596, at such time and date agreed to by the parties hereto.

         8. DELIVERIES AT CLOSING.

                  (a) BY THE ISSUER

                           (i) Minutes of a meeting of the board of directors of the ISSUER authorizing: (A) the issuance of a certificate for 18,451,700 shares of common stock, par value $.001 per share, of the ISSUER registered in the name of the SHAREHOLDER, and (B) the issuance of a certificate for an additional 6,548,300 shares of common stock, par value $.0001 per share, of the ISSUER registered in the name of the SHAREHOLDER as soon as the ISSUER has sufficient shares of common stock available to issue to the SHAREHOLDER,

                           (ii) A certificate executed by a duly authorized officer of the ISSUER certifying that: (A) the representations and warranties in Section 2 hereof are true and correct in all material respects as of the CLOSING, (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of the ISSUER evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (C) the person signing this Agreement on behalf of the ISSUER is authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of the ISSUER, and

                           (iii) A stock certificate covering the CLOSING
                           SHARES.

                  (b) BY THE SHAREHOLDER AND LEA

                           (i) Delivery to the ISSUER of a stock certificate representing 2,309 shares of the common stock, no par value, of LEA, duly endorsed by an authorized representative of the SHAREHOLDER, and

                           (ii) Certificates executed by duly authorized officers of the SHAREHOLDERS and LEA certifying that:
                           (A) the representations and warranties of the SHAREHOLDER and LEA in Section 3 hereof are true and correct in all material respects as of the CLOSING,
                           (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of the SHAREHOLDER and LEA evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (C) the persons signing this Agreement on behalf of the SHAREHOLDER and LEA are authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of the SHAREHOLDER and LEA.

         9. GOVERNING LAW; REMEDIES.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (without giving effect to the choice of law principles thereof) which are applicable to contracts made and to be performed entirely within the State of North Carolina.

                  (b) JURISDICTION; SERVICE OF PROCESS. Each of the parties hereto agrees that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in North Carolina courts sitting in Franklin County, North Carolina. Each of the parties hereto expressly submits to the jurisdiction of the above-referenced courts and consents to process being served in any suit, action or proceeding of the nature referred to above either
(a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as set forth herein, or (b) by

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serving a copy thereof upon such party's authorized agent for service of process
(to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); PROVIDED that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to it.

                  (c) JURY WAIVER. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED TO BE COMPLETED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

         10. MISCELLANEOUS.

                  (a) CAPTIONS AND HEADINGS. The section and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  (b) NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  (c) NON WAIVER. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  (d) TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

                  (e) ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

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                  (f) SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  (g) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  (h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

                  (i) NOTICES. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid addressed as follows:

If to the ISSUER:        If to LEA:                       If to the SHAREHOLDER:

Academy Resources, Inc.  Law Enforcement Associates, Inc. Sirchie Finger Print
100 Hunter Place         100 Hunter Place                 Laboratories, Inc.
Youngville, NC 27596     Youngville, NC 27596             100 Hunter Place
Attn:  President         Attn:  President                 Youngville, NC 27596
                                                          Attn:  President

         Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


ACADEMY RESOURCES, INC.                              SIRCHIE FINGER PRINT
                                                     LABORATORIES, INC.

By:__________________________                        By: _______________________
Name:    ____________________                        Name:  ____________________
Title:  _____________________                        Title:_____________________


LAW ENFORCEMENT ASSOCIATES, INC.


By:__________________________
Name:    ____________________
Title:  _____________________


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